ATLAS AMERICA, INC.

STOCK INCENTIVE PLAN

STOCK AWARD AGREEMENT

The Compensation Committee of the Board of Directors of Atlas America, Inc. has determined to grant to you a stock award under the Atlas America, Inc. Stock Incentive Plan (the “Plan”) for shares of common stock of Atlas America, Inc. The terms of the grant are set forth in the Stock Award Agreement (the “Grant”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to fully understand the Grant.

SUMMARY OF STOCK AWARD GRANT

Grantee:	__________________

Date of Grant:	__________________

Total Number of Shares Granted:	__________________

Vesting Schedule*:	25% on each of the first four anniversaries of the Date of Grant

* The Grantee must be employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date for the stock award to become vested on such date.

ATLAS AMERICA, INC.

STOCK INCENTIVE PLAN

STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT, dated as of ____________, 200__ (the “Date of Grant”), is delivered by Atlas America, Inc. (the “Company”), to ___________________ (the “Grantee”).

RECITALS

A. The Atlas America, Inc. Stock Incentive Plan (the “Plan”) provides for the grant of stock awards.

B. The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a stock award grant, subject to the terms and conditions set forth in this Agreement and the Plan, as an inducement for the Grantee to promote the best interests of the Company and its stockholders. The Grantee may receive a copy of the Plan by contacting Lisa Washington, Chief Legal Officer, at (215) 546-5005.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.   Grant of Stock Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee _______ shares of common stock of the Company, subject to the vesting conditions and the restrictions set forth below and in the Plan (“Restricted Stock”) and acknowledges payment by the Grantee of $_______ ($ 0.01 per share) for the Restricted Stock. Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.

2.   Vesting and Nonassignability of Restricted Stock.

(a)  The shares of Restricted Stock shall become vested, and the restrictions described in Paragraphs 2(b) and 2(c) below shall lapse, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date:

Date	Shares for Which the Restricted Stock Is Vested

First anniversary of the Date of Grant	25%

Second anniversary of the Date of Grant	25%

Third anniversary of the Date of Grant	25%

Fourth anniversary of the Date of Grant	25%

The vesting of the Restricted Stock is cumulative, but shall not exceed 100% of the shares of common stock of the Company subject to the Restricted Stock. If the foregoing schedule would produce fractional shares of common stock of the Company, the number of shares of common stock for which the Restricted Stock becomes vested shall be rounded down to the nearest whole share of common stock. The Restricted Stock shall become fully vested on the fourth anniversary of the Date of Grant, if the Grantee is employed by, or providing service to, the Employer on such date.

(b)  If the Grantee’s employment or service with the Employer terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company, and the Company shall pay to the Grantee, as consideration for the return of the non-vested shares, the lesser of $ 0.01 per share or the Fair Market Value (as defined in the Plan) of a share of common stock of the Company on the date of the forfeiture, for each returned share.

(c)  During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested shares of Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

3.   Issuance of Certificates.

(a)  Stock certificates representing the shares of Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. During the Restriction Period, the Grantee shall receive any dividends or other distributions with respect to the shares of Restricted Stock and may vote the shares of Restricted Stock. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

(b)  When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Paragraph 2 of this Agreement.

4.   Withholding. The Grantee shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the shares of Restricted Stock. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

5.   Restrictions on Issuance or Transfer of Shares.

(a)  The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares to the Grantee pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b)  The Grantee agrees to be bound by the Company’s policies regarding the transfer of shares of the Company’s common stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothetically or encumbering shares.

6.   Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

7.   Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.   No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9.   Assignment. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

10.         Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11.   Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest to this Stock Award Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

ATLAS AMERICA, INC.
Attest:

________________________	By:________________________________
Lisa Washington
Vice President, Chief Legal Officer &
Secretary

I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee with respect to the Restricted Stock shall be final and binding.

___________________________
Grantee

___________________________
Date